EXHIBIT 99.1


                                 COMMON SHARES

                              ROBINSON NUGENT, INC.



   PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
        MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, FEBRUARY 15, 2001

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     The undersigned hereby appoints Patrick C. Duffy and Larry W. Burke, as
Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote all of the Robinson Nugent, Inc. common shares which the undersigned is entitled to vote at the special meeting of shareholders to held at the Holiday Inn Lakeview, 505 Marriott Drive, Clarksville, Indiana on Thursday, February 15, 2001, at 10:00 a.m., local time, or any adjournment or postponement thereof, and in their discretion, on the matter of Proposal No. 1 and, in their discretion, upon any other matters that may properly come before the special meeting of shareholders or any adjournment or postponement of the special meeting of shareholders.

     ALL COMMON SHARES WILL BE VOTED ON THE PROPOSAL SET FORTH IN THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT/PROSPECTUS AS DIRECTED ON THIS CARD. PROPERLY EXECUTED PROXIES THAT DO NOT CONTAIN VOTING INSTRUCTIONS WILL BE VOTED "FOR" PROPOSAL NUMBER ONE.

     PROPOSAL NO. 1: Approval and adoption of the Agreement and Plan of Merger, dated as of October 2, 2000, by and among 3M, Barbados Acquisition, Inc. and Robinson Nugent, Inc. and the merger contemplated thereby of Barbados Acquisition, Inc., with and into Robinson Nugent, Inc.


     [ ] For                   [ ] Against                   [ ] Abstain

     PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD IN JOINT NAME, BOTH PERSONS SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


                                       Date:
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                                                       Signature

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                                              Signature (If Jointly Held)


                                 THE ABOVE-SIGNED ACKNOWLEDGES RECEIPT OF THE
                                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT/PROSPECTUS FURNISHED THEREWITH.